Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Exceeds Q3 FY17 Expectations

•	Delivers Revenue of $900.8 Million, Up 20% Y-o-Y

•	GAAP Operating Margin 33.8%; Non-GAAP Operating Margin 37.0%

•	GAAP Diluted EPS $1.32, Up 36% Y-o-Y; Non-GAAP Diluted EPS $1.57, Up 27% Y-o-Y

•	Generates $314.1 Million in Cash Flow from Operations

•	Guides to Q4 FY17 Revenue and Non-GAAP Diluted EPS Above Consensus

•	Increases Quarterly Dividend by 14% to $0.32 Per Share

IRVINE, Calif., July 20, 2017 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today reported third fiscal quarter results for the period ending June 30, 2017. Revenue for the third fiscal quarter was $900.8 million, up 20 percent year-over-year and exceeding consensus estimates.
On a GAAP basis, operating income for the third fiscal quarter of 2017 was $304.8 million with diluted earnings per share of $1.32. On a non-GAAP basis, operating income was $333.1 million with non-GAAP diluted earnings per share of $1.57, up 27 percent year-over-year and $0.05 better than consensus estimates.
“Skyworks exceeded top and bottom line expectations in the third fiscal quarter of 2017,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Our outperformance is being driven by global demand for Skyworks’ highly integrated and ultra-efficient connectivity engines. As system-level complexity and performance requirements intensify across mobile and Internet of Things ecosystems, we are extending our product reach and capturing more content per platform. Further, we are well positioned to capitalize on the rapidly approaching 5G technology wave – enabling new markets from autonomous vehicles to emerging segments in artificial intelligence, robotics and virtual reality.”

Third Fiscal Quarter Business Highlights

•	Supported Huawei’s feature-rich smartphones with SkyOne® product suite

•	Extended proprietary DRx™ solutions across Samsung’s Galaxy platforms

•	Delivered ZigBee® and Wi-Fi devices for Amazon’s virtual assistants

•	Commenced volume production of 802.11p modules for vehicle-to-vehicle communications

•	Ramped advanced 4G/LTE MIMO solutions with leading infrastructure OEMs

•	Captured design wins with the leading supplier of 4K surveillance cameras

•	Released optocouplers supporting healthcare monitoring systems

•	Launched home security sensors and motion detectors at Honeywell and Bosch

•	Unveiled industry's first high-efficiency License Assisted Access (LAA) solutions for small cells

•	Powered NetGear’s next generation mesh networks for the connected home

•	Enabled cellular telematics platforms in support of a Chinese auto manufacturer

Fourth Fiscal Quarter 2017 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Given our design win momentum and new product pipeline, we intend to sustainably outpace growth in our addressable markets,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “For the fourth fiscal quarter of 2017, we expect revenue to be up 17 percent year-over-year with further gross and operating margin expansion. Specifically, we plan to deliver record financial results with revenue of $980 million and non-GAAP diluted earnings per share of $1.75.”

Dividend Increase and Payment
Skyworks’ Board of Directors has declared a cash dividend of $0.32 per share of the Company's common stock, representing a 14 percent increase from the prior quarterly dividend of $0.28 per share. The dividend is payable on August 29, 2017, to stockholders of record at the close of business on August 8, 2017.

Skyworks’ Third Fiscal Quarter 2017 Conference Call

Skyworks will host a conference call with analysts to discuss its third fiscal quarter 2017 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call (800) 230-1092 (domestic) or (612) 288-0337 (international), confirmation code: 426028.
Playback of the conference call will begin at 9:00 p.m. Eastern time on July 20, and end at 9:00 p.m. Eastern time on July 27. The replay will be available on Skyworks' website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 426028.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends) and plans for dividend payments. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to develop, manufacture and market innovative products and avoid product obsolescence; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers' demand for our products or (ii) the financial markets and our ability to raise capital; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net revenue	$900.8	$751.7	$2,666.8	$2,453.6
Cost of goods sold	447.2	373.4	1,323.9	1,212.8
Gross profit	453.6	378.3	1,342.9	1,240.8
Operating expenses:
Research and development	92.0	77.9	263.4	239.2
Selling, general and administrative	49.5	46.9	148.2	142.6
Amortization of intangibles	7.1	10.0	22.6	27.0
Restructuring and other charges	0.2	4.9	0.8	5.2
Total operating expenses	148.8	139.7	435.0	414.0
Operating income	304.8	238.6	907.9	826.8
Other income (expense), net	2.0	(2.4)	1.4	(5.8)
Merger termination fee	—	—	—	88.5
Income before income taxes	306.8	236.2	909.3	909.5
Provision for income taxes	60.6	51.2	180.4	161.1
Net income	$246.2	$185.0	$728.9	$748.4

Earnings per share:
Basic	$1.34	$0.98	$3.95	$3.94
Diluted	$1.32	$0.97	$3.90	$3.87
Weighted average shares:
Basic	184.2	188.7	184.6	189.8
Diluted	186.6	191.7	187.0	193.2

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
GAAP gross profit	$453.6	$378.3	$1,342.9	$1,240.8
Share-based compensation expense [a]	2.9	2.2	10.1	9.4
Acquisition-related expenses [b]	—	1.8	—	1.8
Non-GAAP gross profit	$456.5	$382.3	$1,353.0	$1,252.0
GAAP gross margin %	50.4%	50.3%	50.4%	50.6%
Non-GAAP gross margin %	50.7%	50.9%	50.7%	51.0%

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
GAAP operating income	$304.8	$238.6	$907.9	$826.8
Share-based compensation expense [a]	20.6	17.9	64.3	58.3
Acquisition-related expenses [b]	0.4	3.3	4.3	7.2
Amortization of intangibles [c]	7.1	10.0	22.6	27.0
Restructuring and other charges [d]	0.2	4.9	0.8	5.2
Litigation settlement gains, losses and expenses [e]	—	—	—	1.8
Non-GAAP operating income	$333.1	$274.7	$999.9	$926.3
GAAP operating margin %	33.8%	31.7%	34.0%	33.7%
Non-GAAP operating margin %	37.0%	36.5%	37.5%	37.8%

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
GAAP net income	$246.2	$185.0	$728.9	$748.4
Share-based compensation expense [a]	20.6	17.9	64.3	58.3
Acquisition-related expenses [b]	0.4	3.3	4.3	7.2
Amortization of intangibles [c]	7.1	10.0	22.6	27.0
Restructuring and other charges [d]	0.2	4.9	0.8	5.2
Litigation settlement gains, losses and expenses [e]	—	—	—	1.8
Merger termination fee [f]	—	—	—	(88.5)
Interest expense on seller-financed debt [g]	—	0.3	—	1.0
Tax adjustments [h]	18.2	16.7	45.4	31.2
Non-GAAP net income	$292.7	$238.1	$866.3	$791.6

	Three Months Ended		Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
GAAP net income per share, diluted	$1.32	$0.97	$3.90	$3.87
Share-based compensation expense [a]	0.11	0.09	0.34	0.30
Acquisition-related expenses [b]	—	0.02	0.02	0.04
Amortization of intangibles [c]	0.04	0.05	0.12	0.14
Restructuring and other charges [d]	—	0.03	—	0.03
Litigation settlement gains, losses and expenses [e]	—	—	—	0.01
Merger termination fee [f]	—	—	—	(0.46)
Interest expense on seller-financed debt [g]	—	—	—	0.01
Tax adjustments [h]	0.10	0.08	0.25	0.16
Non-GAAP net income per share, diluted	$1.57	$1.24	$4.63	$4.10

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, merger termination fees, interest expense on seller-financed debt and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, and litigation settlement gains, losses and expenses. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, merger termination fees, interest expense on seller-financed debt and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses - including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such litigation has been infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Merger Termination Fees - because we believe such non-recurring fees have no direct correlation to our business operations or performance during the period in which they are received or for any future period.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the fourth quarter of our 2017 fiscal year (“Q4 2017”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q4 2017 GAAP diluted earnings per share to a forward-looking estimate of Q4 2017 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2017 (other than estimated share-based compensation expense of $0.10 to $0.13 per diluted share, certain tax items of $0.07 to $0.13 per diluted share and estimated amortization of intangibles of $0.03 to $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in the aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended June 30, 2017, approximately $2.9 million, $9.1 million and $8.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended June 30, 2017, approximately $10.1 million, $25.9 million and $28.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended July 1, 2016, approximately $2.2 million, $7.7 million and $8.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended July 1, 2016, approximately $9.4 million, $23.9 million and $25.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months and nine months ended June 30, 2017, include a $0.4 million and a $4.3 million charge, respectively, to general and administrative expenses primarily associated with acquisitions completed or contemplated during the period.

The acquisition-related expenses recognized during the three months and nine months ended July 1, 2016, include a $1.8 million charge to cost of sales related to the sale of acquired inventory and $1.5 million and $5.4 million, respectively, in general and administrative expenses primarily associated with acquisitions completed or contemplated during the periods.

[c]	During the three months and nine months ended June 30, 2017, the Company incurred $7.1 million and $22.6 million, respectively, in amortization of intangibles.
During the three months and nine months ended July 1, 2016, the Company incurred $10.0 million and $27.0 million, respectively, in amortization of intangibles.

[d]
During the three and nine months ended June 30, 2017, the Company incurred $0.2 million and $0.8 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

During the three months and nine months ended July 1, 2016, the Company incurred $4.9 million and $5.2 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

[e]	During the nine months ended July 1, 2016, the Company recognized a $1.8 million charge, primarily related to general and administrative expenses associated with ongoing litigation(s).

[f]
During the nine months ended July 1, 2016, PMC-Sierra, Inc. (“PMC”), notified the Company that it had terminated the Amended and Restated Agreement and Plan of Merger entered into between the parties in order to accept a superior proposal. As a result, on November 24, 2015, PMC paid the Company a $88.5 million merger termination fee.

[g]
During the three months and nine months ended July 1, 2016, the Company recognized $0.3 million and $1.0 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

[h]
During the three and nine months ended June 30, 2017, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, the release of previously reserved items that are no longer required as a result of audits, and non-cash expense (benefit) related to uncertain tax positions.

During the three months and nine months ended July 1, 2016, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, the tax attributable to the merger termination fee, the release of previously reserved items that are no longer required as a result of the IRS audits, and non-cash expense (benefit) related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30, 2017	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$1,444.0	$1,083.8
Accounts receivable, net	397.4	416.6
Inventory	482.5	424.0
Other current assets	88.1	77.7
Property, plant and equipment, net	857.7	806.3
Goodwill and intangible assets, net	942.6	940.3
Other assets	97.9	106.7
Total assets	$4,310.2	$3,855.4

Liabilities and Equity
Current liabilities:
Accounts payable	$178.7	$110.4
Accrued and other current liabilities	122.1	99.8
Other long-term liabilities	111.6	103.8
Stockholders’ equity	3,897.8	3,541.4
Total liabilities and equity	$4,310.2	$3,855.4

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Cash flow from operating activities
Net income	$246.2	$185.0	$728.9	$748.4
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	20.6	17.9	64.3	58.3
Depreciation	55.6	54.6	166.8	159.6
Amortization of intangible assets	7.1	10.0	22.6	27.0
Contribution of common shares to savings and retirement plans	—	—	7.2	11.3
Deferred income taxes	1.9	1.7	2.8	1.5
Excess tax benefit from share-based compensation	(7.2)	(3.5)	(35.4)	(45.1)
Changes in operating assets:
Receivables, net	(28.6)	(31.5)	20.2	(32.0)
Inventory	(37.4)	(94.3)	(58.7)	(160.7)
Other current and long-term assets	8.8	(2.9)	(9.3)	(7.2)
Accounts payable	14.9	0.3	68.1	(110.2)
Other current and long-term liabilities	32.2	3.6	68.4	(10.2)
Net cash provided by operations	314.1	140.9	1,045.9	640.7
Cash flow from investing activities
Capital expenditures	(113.0)	(57.2)	(218.0)	(174.1)
Payments for acquisitions, net of cash acquired	—	(55.0)	(13.7)	(55.0)
Maturity of investments	—	—	3.2	—
Net cash used in investing activities	(113.0)	(112.2)	(228.5)	(229.1)
Cash flow from financing activities
Excess tax benefit from share-based compensation	7.2	3.5	35.4	45.1
Repurchase of common stock — payroll tax withholdings on equity awards	(3.4)	(0.5)	(48.0)	(72.9)
Repurchase of common stock — share repurchase program	(128.8)	(191.9)	(330.5)	(327.0)
Dividends paid	(51.6)	(49.4)	(155.7)	(148.8)
Net proceeds from exercise of stock options	13.9	5.8	45.8	22.1
Payments of contingent consideration	(1.3)	—	(4.2)	—
Net cash used in financing activities	(164.0)	(232.5)	(457.2)	(481.5)
Net increase (decrease) in cash and cash equivalents	37.1	(203.8)	360.2	(69.9)
Cash and cash equivalents at beginning of period	1,406.9	1,177.5	1,083.8	1,043.6
Cash and cash equivalents at end of period	$1,444.0	$973.7	$1,444.0	$973.7